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                                                                   EXHIBIT 10.14
RACC
SUBORDINATED NOTE

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                      RAYTHEON AIRCRAFT CREDIT CORPORATION
                             AS OF DECEMBER 31, 2002

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        1.      Restructuring Agreement. Reference is hereby made to that
certain Restructuring Agreement (as amended and in effect from time to time, the "Restructuring Agreement"), dated as of December 31, 2002, by and between Great Lakes Aviation, Ltd., an Iowa corporation (the "Debtor"), and Raytheon Aircraft Credit Corporation, a Kansas corporation ("RACC"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Restructuring Agreement.

        2. Promise to Pay. FOR VALUE RECEIVED, the undersigned hereby absolutely and unconditionally promises to pay to the order of RACC, at 10511 East Central, Wichita, Kansas 67206 (together with its successor and assigns hereinafter referred to as "RACC"), in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00) (as such amount may be increased pursuant to Section 3 below, the "Principal Sum"). All payments made pursuant to this discount subordinated note (this "Subordinated Note") will be made free and clear of, and without deduction for, withholding, setoff, recoupment or counterclaim of any kind.

        3. Interest Rate. In addition to Debtor's payment of the Principal Sum, Debtor shall pay interest to RACC on the Principal Sum at the rate of six percent (6%) per annum. For the first three years after the date of issuance of the Subordinated Note, interest shall accrue on the outstanding Principal Sum under the Subordinated Note and shall be capitalized and added to the Principal Sum on the last day of each calendar quarter commencing on March 31, 2003. Beginning on the third anniversary of the date of issue of this Subordinated Note, interest shall be payable in cash quarterly in arrears on the last day of each calendar quarter commencing on March 31, 2006. The annual rate of interest applicable hereunder from time to time, as specified above, is referred to herein as the "Interest Rate." All interest shall be calculated on the basis of a 360-day year and actual days outstanding. Notwithstanding anything set forth in this Subordinated Note to the contrary, in no event shall the rate of interest payable pursuant to this Section 3 be higher than the maximum amount permitted under applicable law.

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        4.      Late Payment Charge. While an Event of Default (as defined below) is continuing, Debtor agrees to pay to RACC interest on the unpaid principal balance hereunder or other amounts payable hereunder (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to LIBOR plus six hundred basis points (the "Default Interest Rate") until such Event of Default has been cured or waived in writing by RACC (after as well as before judgment).

        5.      Repayment. In addition to payments of interest as provided in
Section 3, the Principal Sum plus all unpaid accrued interest shall be repaid in full by the Debtor to RACC on or before September 30, 2007 (the "Due Date"). All amounts of principal and interest not repaid by Debtor prior to September 30, 2007 shall be paid in full on the Due Date.

        6. Prepayment. This Subordinate Note shall be subject to mandatory prepayments from Excess Cash Flow as provided in Section 11(A) of the Restructuring Agreement. Any partial prepayment shall be applied first to payments of interest as provided in Section 3 and then to payment of the Principal Sum.

        7. Subordination. Except as otherwise provided in Section 11 of the Restructuring Agreement, the indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of the Debtor's obligations under the Group A Return Conditions Note and the Group B Notes (collectively, the "Senior Obligations"). Until the date on which the Senior Obligations have been repaid in full, RACC shall not demand, accelerate, sue for, take, receive or accept from the Debtor, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment that is not expressly provided for in Section 11 of the Restructuring Agreement or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that, so long as no Default or Event of Default has occurred and is continuing under the Restructuring Agreement, nothing in this paragraph shall restrict the Debtor from paying, or RACC from requesting, any payments under this Subordinated Note that are consistent with the terms of Section 11 of the Restructuring Agreement. Should any payment, distribution or security or proceeds thereof be received by RACC in violation of the immediately preceding sentence, RACC agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately be paid over and delivered to the holders of the Senior Obligations. This paragraph shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, the Senior Obligations and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

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        8.      Taxes. All payments (whether of principal, interest or
otherwise) made by Debtor to RACC pursuant to this Subordinated Note will be free and clear of and without deduction for any taxes, levies, duties, charges, fees or withholdings of any nature, provided, however, that taxes based on the net income of RACC are specifically excluded from the provisions of this Section
8. If Debtor is required by law to make any such deduction or withholding, the sum due from Debtor will be increased to the extent necessary to ensure that RACC receives a sum equal to what it would have received had no such deduction or withholding been required. Within thirty (30) days after Debtor has made any payment from which it is required by law to make any deduction or withholding, Debtor will deliver to RACC a receipt issued by the applicable tax or other authority evidencing the deduction or withholding.

        9. Covenants. Debtor covenants and agrees that, until the payment and satisfaction in full of all the obligations of and amounts owed by Debtor under this Subordinated Note, Debtor will:

                (a) furnish RACC with such financial information with respect to Debtor or the collateral described in the Security Agreements and in Section 13 of the Restructuring Agreement (the "Collateral") as RACC may reasonably request;

                (b) keep true and accurate books of account with respect to the Collateral and to permit RACC or its designated representatives to inspect the Collateral and the Aircraft and to examine and be advised as to such records upon the request of RACC;

                (c) comply with any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon Debtor or affecting any of its property;

                (d) notify RACC promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any change of name or address of Debtor, (iii) any threatened or pending litigation or similar proceeding affecting Debtor or any material change in any such litigation or proceeding previously reported and (iv) any claims of any nature against the Collateral or the Aircraft; and

                (e) cooperate with RACC, take such action, execute such documents, and provide such information as RACC may from time to time request in order further to effect the transactions contemplated by and the purposes of this Subordinated Note and the other Transaction Documents.

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        10.     Security Agreement. The payment and performance of all of the
Obligations due RACC by Debtor under this Subordinated Note and any renewals, extensions or changes hereof, including all such Obligations that would become due but for the operation of the automatic stay pursuant to section 362(a) of the Federal Bankruptcy Code and the operation of sections 502(b) and 506(b) of the Federal Bankruptcy Code and including, without limitation, post-petition interest (collectively, the "Obligations"), shall be secured by the Corporate Security Documents, the Group B Security Documents and any other collateral security now or hereafter granted to RACC by the Debtor.

        11. Purpose of Loan; Usury. Debtor warrants and represents to RACC that this loan is for business and commercial purposes and not for personal, family, household or agricultural purposes. It is agreed, notwithstanding any provision to the contrary in any of the Transaction Documents, in no event will this Subordinated Note require the payment of interest or charges in excess of the maximum amount permitted by applicable law (the "Maximum Rate") and the payment of obligations of Debtor under this Subordinated Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Subordinated Note shall include amounts which by law are deemed interest and would exceed the Maximum Rate, Debtor stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Debtor and RACC, and RACC shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Debtor.

        12. Waiver. The Debtor hereby waives presentment, demand for payment, notice of non-payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Subordinated Note, protest and impairment of collateral, as well as diligence in collecting this Subordinated Note or enforcing any of the security therefor, and consents to all extensions, deferrals, partial payments and refinancings hereof before or after maturity.

        13. Events of Default; Acceleration. If any of the following events (each an "Event of Default") shall occur:

                (a) Debtor shall fail to pay any principal of interest on this Subordinated Note or any other sum due under this Subordinated Note, any Transaction Document, or any other note or other agreement between Debtor and RACC when the same becomes due and such failure shall continue for ten (10) days beyond the due date of such payment;

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                (b)     Debtor shall fail to perform any term, covenant or
        agreement contained in any of the Transaction Documents and such failure shall continue for thirty (30) days after written notice;

                (c) any representation or warranty of Debtor in any of the Transaction Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

                (d) Debtor shall be in default under any agreement or agreements evidencing (i) any other debt and similar monetary obligations (including, without limitation, capitalized leases, synthetic leases or securitization transactions) (collectively, "Indebtedness") owing to RACC or any of its affiliates or (ii) any other Indebtedness in excess of $100,000.00 in aggregate principal amount, or shall fail to pay any such Indebtedness when due or within any applicable period of grace;

                (e) any of the Transaction Documents shall cease to be in full force and effect;

                (f) Debtor (i) shall make an assignment for the benefit of creditors; (ii) shall be adjudicated bankrupt or insolvent; (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

                (g)     Debtor shall be unable to pay its debts as they mature;

                (h)     there shall remain undischarged for more than thirty
        (30) days any final judgment or execution action against Debtor that, together with other outstanding claims and execution actions against Debtor, respectively, exceeds $100,000.00 in the aggregate;

                (i) the prospect of payment or performance by Debtor or realization on the Collateral, in the reasonable opinion of RACC, is or becomes significantly impaired;

                (j) any of the Aircraft shall have been lost, stolen or confiscated or shall have incurred substantial damage or have been destroyed to such an

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        extent that the repair thereof is impracticable (as determined solely by
        RACC); or

                (k) Debtor (i) sells, transfers or disposes of all or substantially all of its respective stock, assets or property, (ii) becomes the subject of, or engages in, a leveraged buy-out, or (iii) terminates its existence by merger, reorganization or consolidation.

                THEN, or at any time thereafter:

                (1)     In the case of any Event of Default under clauses (f) or
        (g), the entire unpaid principal amount of this Subordinated Note and all other amounts payable hereunder, shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Debtor; and

                (2) In the case of any Event of Default other than under clauses (f) or (g), RACC may, by written notice to Debtor, declare the unpaid principal amount of this Subordinated Note and all other amounts payable hereunder, to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Debtor.

        In addition to and without in any way limiting the foregoing, upon the occurrence of an Event of Default or at any time thereafter, RACC may employ all remedies allowed by law, including, without limitation, those available to a secured party under the Uniform Commercial Code. No remedy herein conferred upon RACC is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

        14. Obligations Absolute. Debtor's payment and performance obligations under this Subordinated Note and the other Transaction Documents are absolute and unconditional. Any claim that Debtor may now or hereafter have against RACC or any affiliate thereof arising out of or in connection with the Aircraft, any of the other Collateral or any other matter shall not affect or excuse the unconditional obligation of Debtor to make any payment required to be made to RACC under the Transaction Documents, and shall not be used or asserted as a defense to payment of such obligation or as set-off, counterclaim or deduction against such payment. RACC shall have no obligation or responsibility with respect to any dispute that may arise between Debtor and any such foregoing person, and no such dispute shall prevent RACC from taking such action as it may deem appropriate in order to preserve, protect or enforce its rights hereunder.

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        15.     Debtor's Agreement to Pay Enforcement Costs, Etc. Debtor further agrees to pay to RACC, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by RACC in connection with the Obligations, this Subordinated Note and the enforcement hereof, together with interest on amounts recoverable under this Section 15 from the time when such amounts become due until payment, whether before or after judgment, at the Default Interest Rate, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

        16. Waiver of Default. No waiver by RACC of any default shall be effective unless in writing, nor operate as a waiver of any other default or of the same default in the future.

        17. Change of Address. Debtor will notify RACC in writing of any change of address from that shown herein within ten (10) days of such change.

        18. GOVERNING LAW AND CHOICE OF FORUM. THIS SUBORDINATED NOTE WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS SUBORDINATED NOTE SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN EVENT OF DEFAULT SHOULD OCCUR, RACC (AT ITS SOLE OPTION) MAY INSTITUTE LEGAL PROCEEDINGS IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR RACC TO OBTAIN POSSESSION OF THE COLLATERAL OR OTHERWISE REALIZE UPON ITS SECURITY. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS.

        19. WAIVER OF RIGHT TO JURY TRIAL. ALL PARTIES TO THIS AGREEMENT HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS SUBORDINATED NOTE.

        20. Damages. To the extent that any party hereto is subject to liability for any breach under this Subordinated Note, the liability of such party shall be

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limited to the actual and direct monetary damages caused by such breach. In no event shall any party hereto be liable for indirect, special, consequential, multiple or punitive damages, or any damage deemed to be of an indirect or consequential nature arising out of or related to its performance hereunder, whether based upon breach of contract, warranty, negligence and whether grounded in tort, contract, civil law or other theories of liability, including strict liability. To the extent that this limitation of liability conflicts with any other provision(s) in this Subordinated Note, said provision(s) shall be regarded as amended to whatever extent required to make such provision(s) consistent with this Section 20.

        21. Enforceability. The unenforceability of any provision hereof shall not affect the validity of any other provision hereof.

        22. Binding Agreement. All obligations of Debtor hereunder shall bind the heirs, agents and attorneys-in-fact, successors and assigns of Debtor. All rights of RACC hereunder shall inure to the benefit of its successors and assigns.

        23. Assignment. RACC may transfer or assign all or any part of its interest in this Subordinated Note without the consent of Debtor or any other party. Debtor shall not sell, assign, transfer, encumber or convey any of its interests in the Collateral or in this Subordinated Note without the prior written consent of RACC.

        24. Entire Agreement. The Transaction Documents constitute the entire agreement between and among the parties with respect to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties not expressly set forth herein. This Subordinated Note shall not be changed orally, but only by writing signed by the parties hereto.

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DEBTOR HEREIN ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS ALL OF THE
TERMS AND CONDITIONS OF THIS SUBORDINATED NOTE. BY EXECUTION HEREOF, THE UNDERSIGNED HEREBY CERTIFIES THAT HE/SHE IS DULY AUTHORIZED TO EXECUTE THIS SUBORDINATED NOTE IN THE CAPACITY STATED BELOW.

Executed this 31st day of December, 2002.


Debtor:  Great Lakes Aviation, Ltd.

         /s/ Charles R. Howell         CEO
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         (signature)                  (title)

Address: 1022 Airport Parkway
         Cheyenne, Wyoming 82001

Raytheon Aircraft Credit Corporation


By: /s/ Andrew A. Mathews
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         "RACC"